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                                                                    Exhibit 23.2




                          CONSENT OF INDEPENDENT ACCOUNTANTS





     We consent to the use in this report of our report dated July 31, 1997 relating to the financial statements of Compost America Holding Company, Inc.



                                        /s/ Zeller Weiss & Kahn
                                        --------------------------------
                                            ZELLER WEISS & KAHN
                                            Certified Public Accountants


Mountainside, New Jersey
January 15, 1998